UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/29/2005

CITY HOLDING CO
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-17733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On June 29, 2005, City Holding Company (the "Company") announced that its Board of Directors had authorized the Company to buy back up to 1,000,000 of its common shares (the "Program") in open market transactions, in block trades or otherwise at prices that are accretive to the earnings per share of continuing shareholders. The Program, which has no time limit on the duration, permits management to commence or suspend purchases at any time or from time-to-time based upon market and business conditions and without prior notice.

In addition, the Company's Board of Directors declared a cash dividend of $0.25 per common share to shareholders of record as of July 15, 2005, payable on July 31, 2005.

Furnished as Exhibit 99 and incorporated herein by reference is the news release issued by the Company announcing the approval of the stock repurchase program and the declaration of the third quarter dividend.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

99.1        News Release issued June 29, 2005

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CITY HOLDING CO

Date: June 30, 2005.	By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.	Press Release, Share Repurchase Authorization & Dividend 6 29 2005